Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
John Wiley & Sons, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-62605 and 333-167697) on Form S-8 of John Wiley & Sons, Inc. and subsidiaries (the "Company") of our reports dated June 29, 2018, with respect to the consolidated statements of financial position of John Wiley & Sons, Inc. and subsidiaries as of April 30, 2018 and 2017, and the related consolidated statements of income, comprehensive income, cash flows, and shareholders' equity, and for each of the years in the three-year period ended April 30, 2018, and the related notes and financial statement schedule II (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of April 30, 2018, which reports appear in the April 30, 2018 annual report on Form 10-K of John Wiley & Sons, Inc. and subsidiaries.

/s/ KPMG LLP
New York, New York
June 29, 2018